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                                                                    Exhibit 4.13

CONTROL No.             Number of Rights              Number of Shares
            -----------                  ------------                  ---------

         VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                    NEW YORK CITY TIME ON              , 2003
                                          -------------

                                  [LOGO] HARKEN
                               Energy Corporation

                      Subscription Rights for Common Stock

Dear Stockholder:

          As the registered owner of this Subscription Certificate, you are the owner of the number of subscription rights shown above. The subscription rights entitle you to subscribe for shares of common stock, par value $0.01 per share, of Harken Energy Corporation (the "Company"). Each subscription right will
entitle the holder to purchase       shares of our common stock at the
                               -----
subscription price of $      per right (or $    per share) (the "Subscription
                       -----                ---
Price"). For a more complete description of the terms and conditions of the rights offering, please refer to the enclosed Prospectus.

          You have been issued one subscription right for each share of common
stock that you held on               , 2003 and one subscription right for each
                       --------------
share of common stock issuable upon the conversion of the Series G1 preferred
stock and the Series G2 preferred stock that you held on               , 2003.
                                                         --------------

                 THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

          You have three choices:

          1. You can subscribe for all of the new shares, as listed at the top of the page;

          2. You can subscribe for less than the number of new Shares listed above and allow the rest of your subscription rights to expire; or

          3. If you do not want to purchase any additional shares, you can disregard this material.

To subscribe, full payment of the Subscription Price is required for each share of common stock. You must complete the reverse side of this form to subscribe for new shares.

ATTEST:                                         HARKEN ENERGY CORPORATION


By:                                             By:
   ---------------------------------               -----------------------------

                                       1

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                                                    Control No.
                                                                ----------------
                                                    Account No.
                                                                ----------------
                                                    No. of Rights:
                                                                   -------------
                                                    No. of Shares:
                                                                   -------------
                                                    CUSIP No.
                                                              ------------------

                  DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

                  By mail, by hand or by overnight courier to:
                     American Stock Transfer & Trust Company
                             Attention: Rights Agent
                                 59 Maiden Lane
                              New York, N.Y. 10038
                                 (800)    -
                                       --- ----

       Delivery to an address other than the address listed above will not constitute valid delivery.
           Delivery by facsimile will not constitute valid delivery.
                Please print all information clearly and legibly.

--------------------------------------------------------------------------------
             If you wish to subscribe for your Subscription Rights
                         in full or a portion thereof:

         I apply for               Rights  x  $[_________] = $
                     -------------                            ----------------
                                                             (Amount enclosed)
--------------------------------------------------------------------------------
     To subscribe. I acknowledge that    You must have your signature
I have received the Prospectus for       guaranteed if you wish to have your
this offer and I hereby irrevocably      shares delivered to an address other
subscribe for the number of shares       than that shown on the front. Your
indicated above on terms and             signature must be guaranteed (a) a
conditions specified in the              commercial bank or trust company, (b)
Prospectus. I hereby agree that if I     a member firm of a of a domestic
fail to pay for the shares of common     stock exchange, or (c) a credit
stock for which I have subscribed, the   union.
Company may exercise its legal
remedies against me.                     Signature Guaranteed:

                                         ---------------------------------------
Signature(s) of Subscriber(s):                    (Name of Bank or Firm)

--------------------------------------
                                         By:
                                            ------------------------------------
                                                  (Signature of Officer)
--------------------------------------

Please give your telephone number:
( )
    ----------------------------------

Address for delivery of shares if
other than shown on front:

--------------------------------------

--------------------------------------

If permanent change of address, check
here [ ].

Important: The signature(s) must
correspond in every particular,
without alteration, with the name(s)
as printed on the reverse of this
Subscription Certificate.

                                       2

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--------------------------------------------------------------------------------
                          Method of Payment (Check One)

     [ ] Uncertified personal check, payable to American Stock Transfer & Trust Company as Subscription Agent for the Company. Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, subscription rights holders who wish to pay the purchase price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by the expiration date, and are urged to consider payment by means of a certified or bank check, money order or wire transfer of immediately available funds.

     [ ] Certified check or bank check drawn on a U.S. bank or money order, payable to American Stock Transfer & Trust Company as Subscription Agent for the Company.

     [ ] Wire transfer directed to the account maintained by American Stock Transfer & Trust Company at:

               Chase Manhattan Bank,
               ABA #021000021,
               Credit Account No. [323-113060]
               Account Name:  American Stock Transfer & Trust Company
                              Escrow Agent

If the amount enclosed or transmitted is not sufficient to pay the purchase price for all shares of common stock that are stated to be subscribed for, or if the number of shares of common stock being subscribed for is not specified, the number of shares of common stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the purchase price for all shares of common stock that the undersigned has the right to subscribe for (such excess amount, the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

Stock certificates for the shares subscribed to pursuant to the rights offering will be delivered as soon as practicable after the expiration date. Any refund in connection with your subscription will be delivered as soon as practicable thereafter.

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